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                                                                       Exhibit 5

                           JONES, DAY, REAVIS & POGUE
                               3500 SunTrust Plaza
                           303 Peachtree Street, N.E.
                             Atlanta, Georgia 30308


                                December 19, 2000

Georgia Gulf Corporation
400 Perimeter Center Terrace
Suite 595
Atlanta, Georgia  30346

     Re: Registration Statement on Form S-8

Gentlemen:

     We have served as counsel to Georgia Gulf Corporation, a Delaware corporation (the "Company"), in connection with the registration by the Company of up to 1,200,000 shares (the "Shares") of the Company's Common Stock, $.01 par value, issuable pursuant to the Company's Employee Stock Purchase Plan, as amended (the "Plan"), plus such additional shares as may be issuable upon adjustment as provided in the Plan, pursuant to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 19, 2000 (the "Registration Statement"), to which this opinion appears as Exhibit 5.

     We have examined such documents, corporate records and matters of law as we have deemed necessary for purposes of rendering this opinion. We have assumed, without independent verification, the genuineness and authorization of all signatures and the conformity to the originals of all copies submitted to us or inspected by us as certified, conformed or photostatic copies.

     Based upon and subject to the foregoing, it is our opinion that, upon receipt of stockholder approval as to 1,000,000 of the Shares, the Shares will have been duly authorized and, when issued in the manner as contemplated by the Plan, will be validly issued, fully paid and nonassessable.

     In rendering the foregoing opinion, our examination of matters of law has been limited to the laws of the State of Delaware and the federal laws of the United States of America, as in effect on the date hereof.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                            Very truly yours,

                                            /s/ JONES, DAY, REAVIS & POGUE

                                            Jones, Day, Reavis & Pogue